Exhibit 99.3

Family Safety Mobile Software Business

Abbreviated Financial Statements

REPORT OF INDEPENDENT

AUDITORS

To Family Safety Mobile Business

We have audited the accompanying abbreviated financial statements of Family Safety Mobile Business, which comprise the statement of assets acquired and liabilities assumed as of December 31, 2020 and 2019, and the related statement of revenue and direct operating expenses for the years then ended, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these abbreviated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these abbreviated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the abbreviated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the statement of assets acquired and liabilities assumed as of December 31, 2020 and 2019, and the related statement of revenue and direct operating expenses for the years then ended in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1, the abbreviated financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of Family Safety Mobile Business’ financial position, revenue and expenses. Our opinion is not modified with respect to this matter.

Los Angeles, California

March 5, 2021

Family Safety Mobile Software Business

Statements of Assets Acquired and Liabilities Assumed

	As of December 31,
	2020	2019
ASSETS
Current assets
Account receivables, net	$3,150,819	$6,468,396
Unbilled receivables	3,093,874	3,896,529
Prepaid expenses	365,376	400,310

Total current assets	6,610,070	10,765,235
Property and equipment, net	1,078,389	1,407,617

Total assets	$7,688,459	$12,172,852

LIABILITIES
Current liabilities
Accounts payable	$81,131	$3,794
Accrued expenses and other current liabilities	2,808,138	1,767,654
Deferred revenue	198,290	202,208
Restructuring expenses	1,208,712	—
Payroll liabilities	1,485,316	1,694,125

Total current liabilities	5,781,588	3,667,781

Net assets acquired	$1,906,871	$8,505,071

The accompany notes are integral part of these abbreviated financial statements.

Family Safety Mobile Software Business

Statements of Revenue and Direct Expenses

	Year Ended December 31,
	2020	2019
Revenue
Direct expenses:	$36,608,029	$44,158,564
Personnel costs	23,454,732	21,842,552
General and administrative	8,062,416	8,515,848
Depreciation	569,629	409,807

Total direct expense	32,086,777	30,768,207

Revenue in excess of direct expenses	$4,521,252	$13,390,357

The accompany notes are integral part of these abbreviated financial statements.

Family Safety Mobile Software Business

Notes to Abbreviated Financial Statements

Note 1 – Business Overview and Basis of Presentation

Avast Plc, together with its subsidiaries (collectively, “Avast” or “the Company”), is a leading global cybersecurity provider. Avast Plc is a public limited company incorporated and domiciled in the UK, and registered under the laws of England and Wales.

The accompanying abbreviated financial statements were prepared to summarize certain activity of the Family Safety Mobile Software Business (“Business”) owned by Avast, which are comprised of the statements of assets acquired and liabilities assumed as of December 31, 2020 and 2019, and the statements of revenue and direct expenses for the years ended December 31, 2020 and 2019. These statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The statements of revenue and direct expenses include revenue and expenses directly attributable to the Business. Direct expenses include personnel costs, general and administrative costs and depreciation directly associated with the Business’s revenue production activities.

The Business primarily consists of customer agreements with the United States (U.S.) based tier one mobile carriers. Although not one legal entity, the Business also includes direct expenses necessary to perform the primary obligations of the customer contracts.

These abbreviated financial statements have been prepared in preparation for a potential transaction between Avast and Smith Micro Software, Inc. (“Smith Micro”) and for the purpose of assisting Smith Micro in complying with the rules and regulations of the Securities and Exchange Commission (“SEC”) and are not intended to be a complete presentation of Avast’s assets, liabilities, equity, revenues, expenses and cash flows.

Smith Micro believes it is impractical to prepare full stand-alone or carve-out financial statements for the Business due to the following reasons:

•	The Acquired Business is not comprised of separate legal entities and has not been accounted for as a separate entity, subsidiary or division of the Company’s overall business.

•	The Company did not manage the Acquired Business as a stand-alone business.

•	Stand-alone or carve-out financial statements of the Acquired Business have not previously been prepared.

•	The Acquired Business was a small, non-strategic product line of the Company’s overall business.

•

The Company has never allocated corporate expenses to the Acquired Business, including interest expense, corporate overhead expenses and income taxes. Additionally, this information is not readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures between the Company and Smith Micro.

•	The Company did not separately distinguish cash flow requirements or operating, investing or financing activities of the Acquired Business.

As a result of the foregoing, it is impracticable to prepare full financial statements as required by Regulation S-X. These abbreviated financial statements may not be indicative of what they would have been had the Business been an independent stand-alone entity, nor are they necessarily indicative of future results of the operation going forward due to the omission of various operating expenses.

Note 2 – Significant Accounting Policies

Use of estimates – The preparation of the abbreviated financial statements in conformity with GAAP requires that management make estimates and assumptions that affect the reported amounts in the abbreviated financial statements and accompanying notes. Actual amounts could differ from those estimated amounts. These financial statements include allocations and estimates, such as the direct costs paid by the Business, that are not necessarily indicative of the costs and expenses that would have resulted if the Acquired Business had been operated as a separate entity, or the future results of the Company.

Revenue recognition – The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, Revenue From Contracts With Customers. This standard was issued to provide a common revenue recognition model for entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for the goods or services.

To determine revenue recognition for contracts with customers, the Business performs the following five steps:

•	Identify the contract with the customer.

•	Identify the performance obligations in the contract.

•	Determine the transaction price.

•	Allocate the transaction price to the performance obligations in the contract.

•	Recognize revenue when the Business satisfies a performance obligation.

The Business’s revenues related to cloud based solutions provide locator, phone controls and drive safe solutions to mobile carriers and their subscribers. Once the cloud based solution is developed by the Business based on the customer’s requirements, access to the cloud platform is then provided to the customer’s subscribers. Customer subscribers either purchase subscription plans or the plan is provided with other customer services, which activate their access to the cloud services provided by the Business. The revenue generated by the Business is based on revenue sharing percentages or rate per active subscriber account, as stated in the customer agreements. Revenue is recognized based on the delivery of monthly cloud services to the customer and their subscribers.

Personnel costs – Personnel costs consist primarily of wages and benefits for personnel associated with engineering, operations, product management and design, customer support and account management.

General and administrative – General and administrative expenses consist primarily of costs associated with hosting fees, marketing and other expenses.

Income taxes – The statements of revenue and direct expenses do not include a provision for income taxes.

Concentrations of Credit Risk – Four agreements with U.S.-based carriers account for primarily all the revenues during 2020 and 2019. These agreements account for primarily all the receivable balance and unbilled receivable balance as of December 31, 2020 and 2019. The allowance for doubtful accounts was not material as of December 31, 2020 and 2019.

Property and equipment, net – Property and equipment is stated at cost as of December 31, 2020 and 2019. Property and equipment is depreciated under the straight-line method over the estimated useful lives of the assets ranging from 3 to 5 years.

Restructuring – During the fourth quarter of 2020, the Business announced and communicated a restructuring plan, which primarily impacted the U.S. operations. The total cost of the restructuring plan incurred in 2020 was $1,208,712. The restructuring costs consist of personnel costs, which are expected to be paid within the first half of 2021.

Foreign Currency Translation – The reporting and functional currency of the Business is the U.S. dollar. Gains or losses arising from transactions denominated in non-U.S. dollar currencies and the effect of remeasuring non-U.S. denominated assets and liabilities are not material for the years ended December 31, 2020 and 2019.

Commitments and contingencies – The Business may be subject to legal proceedings and claims that arise in the ordinary course of business. The Business has received a claim from one customer for over payment of $1,020,708 for the fiscal periods during 2016 to 2020. This claim is recorded within accrued expenses and other current liabilities in the statements of assets acquired and liabilities assumed.

Additionally, one customer had requested indemnification related to a IP Infringement claim filed against the customer. Due to the nature of the claim, the Business has not provided indemnification, however the Business is providing support and cooperating fully with the customer. Consequently there is nothing recorded within the financial statements regarding this matter.

Other than the claims noted above, management is not aware of any asserted or pending litigation or claims against the Business that it expects to have a material adverse effect on its financial condition or results from operations.

Corporate overhead and accounting – Avast performs certain functions for the Business including, but not limited to, corporate management, certain legal services, administration of insurance, regulatory and compliance, treasury, information systems, finance, corporate income tax administration, employee compensation and benefit management, facilities and other corporate expenses. The costs of these functions historically have not been allocated to its products, are not directly attributable or specifically identifiable to the Business, and therefore, are not included in the abbreviated financial statements.

Income taxes and interest expense have not been included in the accompanying statements as these expenses are not specifically attributable to the Business.

Note 3 – Subsequent Events

Subsequent events have been evaluated through March 5, 2021, the date these abbreviated financial statements were available to be issued. During the first quarter of 2021, one U.S. based carrier customer notified the Business that it was terminating the agreement in 2021, which will cause a reduction of revenue in future periods. Other than the transactions discussed above, there were no material subsequent events which would warrant inclusion in the abbreviated financial statements.